CrossFirst Bank Enters Fast-Growing Phoenix Market
Experienced Arizona Banking Executive, Kevin Halloran, Named as Market President

LEAWOOD KANSAS., June 14, 2021/PR Newswire/ - CrossFirst Bankshares, Inc. (NASDAQ: CFB), the bank holding company for CrossFirst Bank, announced today that it has plans to enter the Phoenix, Arizona market and has named Kevin Halloran as Phoenix Market President.

“As we looked to expand outside our traditional CrossFirst footprint, we believe Phoenix is a great opportunity given the region’s favorable demographics, strong population, and business growth,” said President & CEO of CrossFirst Bankshares, Inc., Mike Maddox. “As an entrepreneurial bank, we are excited about the opportunity to work with businesses and professionals in Phoenix and Maricopa County and to support the region’s rapid growth. We are fortunate to have identified a local leader in Kevin Halloran, who brings decades of banking and financial services experience as well as deep Arizona connections to the role.”

In his role as Market President, Halloran will be responsible for opening CrossFirst’s bank location in Phoenix, recruiting an experienced team of Bankers, delivering extraordinary banking services to businesses, professionals and their families and supporting the needs of the Phoenix community.

“I am thrilled to be joining the team at CrossFirst Bank and particularly excited to leverage my experience in the Phoenix market as we plant the CrossFirst flag and grow the bank’s presence in the region,” said Kevin Halloran. “Having had the opportunity to work with a number of organizations throughout my career, I understand the importance of culture and extraordinary client service as true differentiators in the industry and am pleased to join a bank that brings both of these to the table.”

Halloran has spent more than 35 years in banking in a variety of executive and leadership roles, with a particular focus on commercial credit and business development. He has a strong background in risk management, sales and talent development. Before joining CrossFirst, Halloran served as Arizona Market President for CIT, where he was responsible for the Arizona commercial bank. Prior to CIT, Halloran served as state president of Mutual of Omaha Bank since 2012. In that role, he led the bank’s commercial, healthcare, charter school, homebuilding and commercial real estate teams for Arizona, effectively growing loans, deposits and fee income while ensuring high credit quality. Halloran also has worked for Citibank, First Interstate Bank and Comerica.

Halloran earned his bachelor’s degree in Finance from Indiana University and is a graduate of the University of Oklahoma Banking School and the Executive Leadership Coaching Program. He has served on the Board of Directors for the Boys and Girls Club of Phoenix and is currently on the Board of the Arizona Bankers Association and serves on the Advisory Board for Arizona Multi-Bank, a division of Clearinghouse CDFI.

The bank is seeking regulatory approval to open a temporary CrossFirst Phoenix office located at 2801 E. Camelback Road, Suite 200. The bank has filed an application with the State Bank Commissioner and Federal Deposit Insurance Corporation. Later this year, CrossFirst has plans to relocate into a permanent branch location at 3237 E. Camelback Road.

CrossFirst has a history of successfully expanding its footprint. Since 2007, it has grown its presence throughout the state of Kansas, as well as Oklahoma, Texas, and Missouri.

Cautionary Statement Regarding Forward Looking Statements
This press release contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about CrossFirst Bankshares, Inc.’s beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and a number of factors could cause actual results to differ materially from those contained in any forward-looking statement. These factors include, but are not limited to; (i) our ability to successfully manage our credit risk and the sufficiency of our allowance; (ii) capital and credit market volatility, (iii) local and global business and economic conditions, (iv) our anticipated growth strategies, (v) changes in the laws, rules, regulations, interpretations or policies relating to financial institutions, accounting, tax, trade, monetary and fiscal matters, including the policies of the Federal Reserve and as a result of initiatives of the current administration and (vi) our future business development, results of operations and financial condition. In some cases, forward-looking statements can be identified by words or phrases such as “may,” “will,” “expect,” “anticipate,” “target,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. All information provided in this press release is as of the date of this press release, and CrossFirst undertakes no duty to update such information, except as required under applicable law.

About CrossFirst Bankshares
CrossFirst Bankshares, Inc. (Nasdaq: CFB) is a Kansas corporation and a registered bank holding company for its wholly owned subsidiary CrossFirst Bank, which is headquartered in Leawood, Kansas. CrossFirst is a full-service bank that offers a suite of products and services to businesses, professionals, individuals and families. CrossFirst is comprised of an experienced team of bankers united around a single purpose of serving people in extraordinary ways. For more information on CrossFirst Bankshares, visit https://investors.crossfirstbankshares.com/investor-relations.

Media Contact Meggin Nilssen CrossFirst Bank 816.895.4604 meggin.nilssen@crossfirstbank.com	Investor Relations Matt Needham CrossFirst Bankshares, Inc. 913.312.6822 matt@crossfirst.com